                                                                    EXHIBIT 12.1

                               IMPAC GROUP, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)
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
                                                                                             PRO FORMA IMPAC
                                                                                  --------------------------------------
                    FOR THE YEAR ENDED DECEMBER 31,    FOR THE SIX MONTHS ENDED                FOR THE SIX MONTHS ENDED
                   ---------------------------------- ---------------------------              -------------------------
                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                    1993   1994   1995   1996   1997  JUNE 30, 1997 JUNE 30, 1998     1997     JUNE 30,1997 JUNE 30,1998
                   ------ ------ ------ ------ ------ ------------- ------------- ------------ ------------ ------------
Income from
continuing
operations before
taxes............  $3,165 $4,642 $5,695 $4,937 $2,146    $1,990        ($2,488)     $ 5,012       $  278       ($3,423)
                   ------ ------ ------ ------ ------    ------       --------      -------       ------      --------
Fixed Charges:
 Interest
 expense.........   1,013  1,020  1,197  2,324  3,469     1,590          4,082       11,398        5,659         5,875
 Appropriate
 portion ( 1/3)
 of rentals......     329    418    577    665    678       373            581        1,530          749         1,152
                   ------ ------ ------ ------ ------    ------       --------      -------       ------      --------
Total Fixed
Charges..........   1,342  1,438  1,774  2,989  4,147     1,963          4,663       12,928        6,408         7,027
Capitalized
Interest.........       0      0      0      0      0         0              5           16           18            14
                   ------ ------ ------ ------ ------    ------       --------      -------       ------      --------
Total Fixed
Charges and
Capitalized
Interest.........   1,342  1,438  1,774  2,989  4,147     1,963          4,668       12,944        6,426         7,041
                   ------ ------ ------ ------ ------    ------       --------      -------       ------      --------
Income from
continuing
operations before
taxes plus fixed
charges..........  $4,507 $6,080 $7,469 $7,926 $6,293    $3,953       $  2,180      $17,956       $6,704      $  3,618
                   ====== ====== ====== ====== ======    ======       ========      =======       ======      ========
Ratio of earnings
to fixed charges
and capitalized
interest.........     3.4    4.2    4.2    2.7    1.5       2.0            0.5          1.4          1.0           0.5
                   ====== ====== ====== ====== ======    ======       ========      =======       ======      ========
                           PRO FORMA W/
                              TINSLEY
                   -----------------------------
                    YEAR ENDED
                   DECEMBER 31, SIX MONTHS ENDED
                       1997       JUNE 30 1998
                   ------------ ----------------
Income from
continuing
operations before
taxes............    $ 5,132         ($2,706)
                   ------------ ----------------
Fixed Charges:
 Interest
 expense.........     21,751          11,336
 Appropriate
 portion ( 1/3)
 of rentals......      3,647           1,681
                   ------------ ----------------
Total Fixed
Charges..........     25,398          13,017
Capitalized
Interest.........         16              14
                   ------------ ----------------
Total Fixed
Charges and
Capitalized
Interest.........     25,414          13,031
                   ------------ ----------------
Income from
continuing
operations before
taxes plus fixed
charges..........    $30,546        $ 10,325
                   ============ ================
Ratio of earnings
to fixed charges
and capitalized
interest.........        1.2             0.8
                   ============ ================
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